


<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Consolidated Balance Sheet of Federal Realty Investment Trust as of
September 30, 1997 and the Related consolidated statement of operations for the nine months ended September 30, 1997 and is qualified in its entirety by reference to such financial statements. It has been amended for the restatement of earnings per share calculated under SFAS 128.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                           4,687
<SECURITIES>                                         0
<RECEIVABLES>                                   15,923
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                       1,299,321
<DEPRECIATION>                                (238,815)
<TOTAL-ASSETS>                               1,156,304
<CURRENT-LIABILITIES>                                0
<BONDS>                                        622,004
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       687,324
<OTHER-SE>                                    (223,019)
<TOTAL-LIABILITY-AND-EQUITY>                 1,156,304
<SALES>                                              0
<TOTAL-REVENUES>                               144,602
<CGS>                                                0
<TOTAL-COSTS>                                   45,598
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              35,952
<INCOME-PRETAX>                                 35,810
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    35,810
<EPS-PRIMARY>                                      .93
<EPS-DILUTED>                                      .92

<F1>Current assets and current liabilities are not listed since Federal Realty does not prepare a classified balance sheet.




